EXHIBIT 25(a)

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

13-4994650
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

1111 Polaris Parkway
Columbus, Ohio	43271
(Address of principal executive offices)	(Zip Code)
Thomas F. Godfrey
Vice President and Assistant General Counsel
JPMorgan Chase Bank, National Association
1 Chase Manhattan Plaza, 25th Floor
New York, NY 10081
Tel: (212) 552-2192
(Name, address and telephone number of agent for service)

HUNTINGTON BANCSHARES INCORPORATED
(Exact name of obligor as specified in its charter)

Maryland	31-0724920
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

Huntington Center
41 South High Street
Columbus, Ohio	43287
(Address of principal executive offices)	(Zip Code)

Senior Debt Securities
(Title of the indenture securities)

GENERAL

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C., 20551

Federal Deposit Insurance Corporation, Washington, D.C., 20429.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with the Obligor and Guarantors.

If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.

None.

     Item 16. List of Exhibits
     List below all exhibits filed as a part of this Statement of Eligibility.
     1. A copy of the Articles of Association of JPMorgan Chase Bank, N.A. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
     2. A copy of the Certificate of Authority of the Comptroller of the Currency for the trustee to commence business. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
     3. None, the authority of the trustee to exercise corporate trust powers being contained in the documents described in Exhibits 1 and 2.
     4. A copy of the existing By-Laws of the Trustee. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
     5. Not applicable.
     6. The consent of the Trustee required by Section 321(b) of the Act. (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.
     8. Not applicable.
     9. Not applicable.
SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, N.A., has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 20th day of July  , 2005.

JPMORGAN CHASE BANK, N.A.

By	/s/ James D. Heaney
James D. Heaney Vice President

Exhibit 7 to Form T-1
Bank Call Notice
RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF
JPMorgan Chase Bank, N.A.
of 270 Park Avenue, New York, New York 10017
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,
at the close of business March 31, 2005, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
in Millions
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$36,236
Interest-bearing balances	24,384
Securities:
Held to maturity securities	101
Available for sale securities	60,180
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	39,536
Securities purchased under agreements to resell	133,265
Loans and lease financing receivables:
Loans and leases held for sale	21,045
Loans and leases, net of unearned income	$341,550
Less: Allowance for loan and lease losses	5,313
Loans and leases, net of unearned income and allowance	339,000
Trading Assets	236,590
Premises and fixed assets (including capitalized leases)	8,425
Other real estate owned	142
Investments in unconsolidated subsidiaries and associated companies	840
Customers’ liability to this bank on acceptances outstanding	592
Intangible assets
Goodwill	23,365
Other Intangible assets	10,259
Other assets	49,089
TOTAL ASSETS	$983,049

Dollar Amounts
in Millions
LIABILITIES
Deposits
In domestic offices	$378,772
Noninterest-bearing	$134,412
Interest-bearing	244,360
In foreign offices, Edge and Agreement subsidiaries and IBF’s	155,364
Noninterest-bearing	$6,701
Interest-bearing	148,663
Federal funds purchased and securities sold under agree- ments to repurchase:
Federal funds purchased in domestic offices	8,918
Securities sold under agreements to repurchase	84,208
Trading liabilities	138,428
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	78,207
Bank’s liability on acceptances executed and outstanding	592
Subordinated notes and debentures	17,511
Other liabilities	38,035
TOTAL LIABILITIES	900,035
Minority Interest in consolidated subsidiaries	1,424

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,785
Surplus (exclude all surplus related to preferred stock)	58,591
Retained earnings	21,936
Accumulated other comprehensive income	(722)
Other equity capital components	0
TOTAL EQUITY CAPITAL	81,590

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$983,049

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
JOSEPH L. SCLAFANI
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON, JR.	)
JAMES DIMON	)	DIRECTORS
MICHAEL J. CAVANAGH	)